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                                                                  EXHIBIT 10.131

                       SECOND AMENDMENT TO LOAN AGREEMENT
                              AND RELATED DOCUMENTS


         WHEREAS, Alterra Healthcare Corporation, formally known as Alternative Living Services, Inc. (the "Borrower") and Firstar Bank Milwaukee, N.A. (the "Bank") have executed a Revolving Credit Note in the original amount of $5,000,000.00 dated August 19, 1997 (the "Note"), and a Revolving Credit Agreement in the original amount of $5,000,000.00 dated August 19, 1997 (the "Agreement") and as amended, (collectively with the Agreement and the Note referred to as the "Loan Documents"), setting forth the terms and conditions upon which the Borrower has obtained a loan from the Bank.

         WHEREAS, the Borrower has requested that the Bank permit certain modifications to the Agreement and Note as described below; and

         WHEREAS, the Bank has agreed to such modifications but only upon the terms and conditions outlined in this Amendment.

         NOW, THEREFORE, it is hereby agreed by and between the Borrower and the Bank as follows:

         1. Change in Maximum Loan Amount. All references to $5,000,000.00 in the Agreement and in the Note (whether or not numerically) as the maximum Loan Amount which may be borrowed from time to time are hereby deleted and replaced with $15,000,000.00.

         2. Extension of Maturity Date. All references in the loan documents to February 28, 2000 as the maturity of the Note are hereby deleted and replaced with March 31, 2000.

         3. Change in Borrowing Base. All references to section 1.2 Borrowing Base in the Agreement are hereby deleted.

         4. Change in Financial Covenants. All references to $100,000,000.00 in the Agreement as the minimum Tangible Net Worth are hereby deleted and replaced with $154,561,000.00 for the period beginning July 1, 1999 and thereafter.

         5. Change in Financial Covenant Definition. All references to the definition of Minimum Tangible Net Worth are hereby deleted and replaced with "Total stockholder's or partner's equity less the sum of all intangible assets, pre-opening costs, organization costs, deferred financing costs and loans to or receivables from unconsolidated affiliates." The terms used herein shall have the respective meanings given to them under generally accepted accounting principles in effect in the United States of America from time to time.

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         6.    Addition to Financial Covenants. Section 2.14 of the Agreement is
hereby amended to create a "Minimum Net Profit" requirement as follows: The Borrower shall achieve an after-tax profit of at least $1 for each calendar quarter commencing for the calendar quarter ending 9/30/99.

         7. Change to Article IV Defaults. Article IV is hereby amended to create Section 4.5, "Cross Default with Bank United Credit Facility." The Borrower shall be deemed to be in default under the Agreement in the event that the Borrower is declared in default under its Loan and or Security Agreements with Bank United.

         8. Effectiveness of Prior Documents. Except as specifically amended hereby, the Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms. All warranties and representations contained in the Agreement and the other Loan Documents are hereby reconfirmed as of the date hereof. All collateral previously provided to secure the Loan Documents, including but not limited to collateral described in the Mortgage, continues as security remain in full force and effect. This is an amendment, not a novation.

         9. Preconditions to Effectiveness. This Amendment shall only become effective upon execution of the Borrower and the Bank.

         10. No Waiver of Defaults. This Amendment shall not be construed as or be deemed to be a waiver by the Bank of existing defaults by the Borrower, whether known or undiscovered.

         11. Expenses. The Borrower shall be responsible for payment of all fees and out-of-pocket disbursements incurred by the Bank in connection with the preparation, execution, delivery, administration and enforcement of this Amendment, including all costs of collection, and including without limitation the fees and disbursements of counsel (including inside counsel) for the Bank.

         12. Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution of this Amendment.

         13. Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.

         14. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be considered an original, but when taken together shall constitute one document.

         15. Authorization. The Borrower represents and warrants that the execution, delivery and performance of this Amendment, and the documents referenced herein, are within the corporate powers of the Borrower and have been duly authorized by all necessary corporate action.

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         16.   Captions. The captions contained herein are for convenience only, and do not restrict or otherwise affect the interpretation of any of the paragraphs to which they relate.

         September 9, 1999

ALTERRA HEALTHCARE CORPORATION           FIRSTAR BANK MILWAUKEE, N.A.

By: /s/ Mark Ohlendorf    SVP            By:  /s/ Thomas V. Richtman
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Name: Mark Ohlendorf                     Name: Thomas V. Richtman
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